Exhibit 5.1

                                                             Main (213) 689-0200
                                                              Fax (213) 614-1868

                                                                      24506-0012

March 28, 2001



ICU Medical, Inc.
951 Calle Amanecer
San Clemente, CA  92673

RE:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as counsel to ICU Medical, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission on March 28, 2001 for the purpose of registering under the Securities Act of 1933, as amended, 1,500,000 shares of its Common Stock, par value $0.10 (the "Shares"), issuable on the exercise of options granted or to be granted under the Company's Amended and Restated 1993 Stock Incentive Plan (the "Plan".

         We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

         In rendering our opinion, we have examined the following records, documents and instruments:

                  (a) The Certificate of Incorporation of the Company, certified by the Delaware Secretary of State as of June 29, 1995, and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

                  (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

                  (c) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and stockholders of the Company relating to the Shares, and (ii) certifying as to certain factual matters;

                  (d) The Registration Statement;

                  (e) Advice from ChaseMellon Shareholder Services, the Company's transfer agent, as to the number of shares of the Company's Common Stock that were outstanding on March 27, 2001.

         This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.


     Heller Ehrman White & McAuliffe LLP 601 S. Figueroa Street, 40th Floor
                    Los Angeles, CA 90017-5758 www.hewm.com
--------------------------------------------------------------------------------
San Francisco Silicon Valley LOS ANGELES San Diego Seattle Portland Anchorage
               New York Washington D.C. Hong Kong Singapore
Affiliated Carnelutti Offices:   Milan   Rome   Paris   Padua   Naples

[HellerEhrman                                                  ICU Medical, Inc.
 Attorneys                                                        March 27, 2001
 Logo Here]                                                               Page 2


         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) the Shares are issued in accordance with the Plan, (iii) appropriate certificates evidencing the Shares are executed and delivered by the Company, and (iv) all applicable securities laws are complied with, it is our opinion that when issued by the Company, in the manner provided in the Plan, the Shares will be legally issued, fully paid and nonassessable.

         This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,



                                         /S/ HELLER EHRMAN WHITE & MCAULIFFE LLP

                                         Heller Ehrman White & McAuliffe LLP

                                       8